EXHIBIT 31.4

Certification of Principal Financial Officer

Pursuant to Rule 13a-14(a) or 15d-14(a) of the Exchange Act

I, David A. McDonald, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A of Delcath Systems, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

November 2, 2010	/s/ David A. McDonald
David A. McDonald
Chief Financial Officer
(Principal Financial Officer)